UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2010

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Acadia Realty Trust was held on May 10, 2010, in White Plains, New York. Shareholders representing 37,666,496 shares, or 93.9%, of Common Shares outstanding as of the March 31, 2010 record date were present in person or were represented at the meeting by proxy.

The proposals listed below were submitted to a vote of the shareholders.  The proposals are described in the Company's definitive proxy statement for the Annual Meeting previously filed with the Securities and Exchange Commission.  Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 –

Election of Trustees:

The six nominees for the Board of Trustees were elected by the requisite majority of the votes cast by the holders of Common Shares to hold office until the next annual meeting of shareholders and until their successors are elected and duly qualified.  The tabulation of votes was as follows (there were no abstentions):

	Votes Cast For	Votes Withheld	Broker Non-Votes

Kenneth F. Bernstein	36,413,806	167,117	1,085,573
Douglas Crocker II	35,673,850	907,073	1,085,573
Lorrence T. Kellar	35,581,143	999,780	1,085,573
Wendy Luscombe	36,414,927	165,996	1,085,573
William T. Spitz	36,414,333	166,590	1,085,573
Lee S. Wielansky	34,454,177	2,126,746	1,085,573

Proposal 2 –

Ratification of Independent Registered Public Accounting Firm

The requisite majority of the votes cast by the holders of Common Shares ratified the appointment of BDO Seidman, LLP as the Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2010.  The tabulation of votes was as follows (there were no broker non-votes):

Votes Cast For	Votes Against	Abstentions

37,627,350	34,186	4,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date:	May 10, 2010	By:		/s/ Michael Nelsen

			Name:	Michael Nelsen
			Title:	Senior Vice President
and Chief Financial Officer